         Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 33-45961 on Form N-1A of our report dated May 20, 2009, relating to the financial statements and financial highlights of Ivy Funds, Inc., including Ivy Asset Strategy Fund, Ivy Capital Appreciation Fund, Ivy Core Equity Fund, Ivy Energy Fund, Ivy High Income Fund, Ivy Large Cap Growth Fund, Ivy Limited-Term Bond Fund, Ivy Mid Cap Growth Fund, Ivy Money Market Fund, Ivy Municipal Bond Fund, Ivy Science and Technology Fund, and Ivy Small Cap Growth Fund, appearing in the Annual Report on Form N-CSR of Ivy Funds, Inc. for the fiscal year ended March 31, 2009. We also consent to the incorporation by reference in this Registration Statement of our report dated November 17, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, including Waddell & Reed Municipal High Income Fund (formerly, Waddell & Reed Advisors Municipal High Income Fund, Inc.) and of our report dated August 15, 2008, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, including Waddell & Reed Advisors Tax-Managed Equity Fund (formerly Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.), appearing in the respective Annual Reports on Form N-CSR for the fiscal years ended September 30, 2008 and June 30, 2008, respectively. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Investment Advisory and Other Services -- Custodial and Auditing Services" and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

Deloitte & Touche LLP

Kansas City, Missouri
July 23, 2009